SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) March 4, 1997

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

              Delaware                 0-19347            13-3584978

     (State of Incorporation)    (Commission file       (I.R.S. Employer
                                     number)            Identification No.)

             59 Maiden Lane, New York, New York           10038-4548
          (Address or principal executive office)         (Zip Code)

         Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events.

                    On March 4, 1997, the Services Agreement (the "Services Agreement"), dated June 12, 1995, between Risk Enterprise Management Limited ("REM"), a Delaware corporation, and The Home Insurance Company ("Home Insurance"), a New Hampshire-domiciled property and casualty insurer and the principal subsidiary of the Registrant, was amended. The Services Agreement, under which REM provides claims and administrative personnel to Home Insurance, was amended to accommodate the terms of an Order of the Commissioner (the "Commissioner") of the New Hampshire Department of Insurance, dated March 3, 1997, which placed Home Insurance under formal supervision. The amendment includes, among other provisions, provisions related to the Commissioner's right of prior approval with respect to certain transactions involving Home Insurance.

          Item 7(c).  Exhibits.

               (10.1) First Amendment to the Services Agreement, dated March 4, 1997, between Risk Enterprise Management Limited, Zurich Centre Investments Limited, Home Holdings Inc., U.S. International Reinsurance Company and The Home Insurance Company.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOME HOLDINGS INC.

          Dated: March 10, 1997         By:    /s/ Richard H.
          Hershman                          ------------------------
                                              Richard H. Hershman
                                              Treasurer

                                        (Principal Financial and
                                        Accounting Officer through
                                        the Services Agreement)